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                                                                     Exhibit B-4

                                     BY-LAWS

                                       OF

                            NORTHERN UTILITIES, INC.


                       ARTICLE 1 - STOCKHOLDERS' MEETINGS

        The annual meeting of the stockholders of Northern Utilities, Inc. shall be held on the second Thursday in January each year; and special meetings of the stockholders shall be held whenever the Chairman of the Board of Directors, the President or a majority of the Board of Directors, in their discretion, shall order the same, or whenever one or more stockholders, holdings in the aggregate not less than one-tenth (1/10) of the capital stock of the Corporation entitled to vote at such meeting, shall so request the Secretary in writing, which writing shall indicate the purposes for which said meeting is so called.

        All such meetings, both annual and special, may be held at such time and in such place within or without the State of New Hampshire as the call therefore shall specify, and notice of every such meeting shall be given to each stockholder of record entitled to vote at the meeting by mailing a notice not less than ten (10) nor more than fifty (50) days before the day named for the meeting. Notices of all meetings of stockholders shall state the purposes for which the meetings are called.

        In the event of the annual meeting, by mistake or otherwise, not being called and held as herein provided, a special meeting of the stockholders may be called and held in lieu of and for the purposes of the annual meeting. Any such special meeting may be called in the same manner as other special meetings or as provided by statute. Any election had or business done at any such special meeting shall be as valid and effectual as if had or done at any such special meeting shall be as valid and effectual as if had or done at a meeting called as an annual meeting and duly held on said date.

        At any meeting, the holders of record of a majority of the shares entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum but less than a quorum may adjourn the meeting, either sine die or to a date certain.

        At any meeting, each stockholder of the Corporation entitled to vote at such meeting shall have one vote in person or by proxy for each share of stock having voting rights registered in his name on the books of the Corporation. A stockholder may vote through a proxy authorized by a


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written instrument signed by the stockholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution.




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                         ARTICLE II - BOARD OF DIRECTORS

        The property, business and affairs of the Corporation shall be managed by a Board of not less than three (3) nor more than nine (9) Directors, and they are hereby vested in such management with all the powers which the Corporation itself possesses so far as such delegation of power is not incompatible with the provisions of these By-Laws or the statutes of The State of New Hampshire. No Director need be a stockholder of the Corporation.

        The Directors of this Corporation shall be elected by ballot at the annual meeting of the stockholders of the Corporation, or special meeting held in lieu thereof. The Directors shall hold their office for one year from the date hereinbefore fixed for the annual meeting and until their successors are elected and qualified.

        Any vacancy occurring in the Board of Directors from the death, resignation, removal, disqualification or inability to act of any Director, or from any other cause, may be filled for the unexpired term by majority vote of the remaining Directors, though said remaining Directors be less than a quorum.

        The Directors may appoint and remove at pleasure such subordinate officers and employees as may seem to them wise.

        They shall have access to the books, vouchers and funds of the Corporation; shall determine upon the forms of certificates of stock and of the corporate seal; shall fix all salaries and fees; may fill all vacancies that may occur at any time during the year in any office; and shall declare dividends from time to time as they may deem best.

        Meetings may be held at any time and place within The State of New Hampshire or elsewhere within the United States on notice of the Secretary, who may and on request of the Chairman of the Board of Directors, the President or any two Directors shall call any such meeting, twenty-five hours' notice thereof being given. Any such meeting, however, and all business transacted thereat, shall be legal and valid without notice if all the members of the Board are present in person, or if the members who are absent waive notice by a signed written instrument filed with the records of the meeting or assent in writing to the action taken or to be taken.

        A majority of the Board of Directors shall constitute a quorum for the transaction of business, but a lesser number may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, a majority of the members in attendance thereat shall decide any question brought before such meeting, unless otherwise required by statue, the Articles of Association or these By-Laws.



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                             ARTICLE III - OFFICERS

        The officers of the Corporation shall be a Chairman of the Board of Directors, a President, one or more Vice Presidents, a Treasurer, one or more Assistant Treasurers, a Secretary, any Assistant Secretary, a Controller and such other officers and agents as the Directors may from time to time authorize. No officer need be a stockholder of the Corporation.

        All officers of the Corporation shall be elected, chosen or appointed by the Board of Directors at its first meeting after the annual meeting of stockholders, or special meting held in lieu thereof. Each of said officers so elected, chosen or appointed shall hold his office until the first meeting of Directors after the next annual meeting of stockholders, or special meeting in lieu thereof, and until his successor shall have been chosen and qualified, or until his death, resignation or removal.

        Any officer may be removed from office, with or without cause, at any time by the affirmative vote of a majority of the Board of Directors.

                 ARTICLE IV - CHAIRMAN OF THE BOARD OF DIRECTORS
                                  AND PRESIDENT

        The Chairman of the Board of Directors and the President shall be chosen from among the members of the Board of Directors.

        The Chairman of the Board of Directors shall be the chief executive officer of the Corporation and, subject to its Board of Directors, shall exercise general supervision of its affairs. He shall preside at all meetings of the stockholders and of the Directors when present.

        The President, subject to the Board of Directors and its Chairman, shall have charge of the business of the Corporation relating to general operation and shall perform all the duties of his office prescribed by law or by vote of the Directors.

        In the absence of the Chairman of the Board of Directors, the President shall, with like authority, preside at meetings both of the stockholders and of the Directors. In the absence of the Chairman of the Board of Directors and of the President, any Vice President shall preside with like authority. In the absence of the Chairman of the Board of Directors, the President and all the Vice Presidents, a President pro tempore shall be chosen.



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                           ARTICLE V - VICE PRESIDENTS

        Any Vice President shall have, in addition to any duties and powers set forth in these By-Laws, such duties and powers as are usually incident to such office and as the Directors shall from time to time designate.

                             ARTICLE VI - SECRETARY

        The Secretary, who shall be sworn, shall be the Secretary both of the Directors and of the Corporation; and shall attend all meetings of the stockholders and the Board of Directors, keep accurate records thereof and perform all other duties incident to such office.

        In the absence of the Secretary and any Assistant Secretary from any of such meetings, a Secretary pro tempore shall be chosen.

                        ARTICLE VII - ASSISTANT SECRETARY

        In case of the death, absence or inability to act of the Secretary, any Assistant Secretary, who shall be sworn, shall have all powers and perform all the duties of the Secretary.

                            ARTICLE VIII - TREASURER

        The Treasurer shall perform such duties as are deemed by superior executive officers of the Corporation incident to the office of Treasurer and such other duties as from time to time may be assigned by the Board of Directors.

                        ARTICLE IX - ASSISTANT TREASURERS

        In case of the death, absence or inability to act of the Treasurer, any Assistant Treasurer shall have all the powers and perform all the duties of the Treasurer, subject to such limitations as the Board of Directors may impose.

                             ARTICLE X - CONTROLLER

        The Controller shall cause accurate books of account of the Corporation's transactions to be kept, which books shall be the property of the Corporation and shall be subject at all times to


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the inspection and control of the Board of Directors. He shall be responsible for the preparation and filing of necessary statements and reports and shall perform such other duties as from time to time may be assigned by the Board of Directors.

                          ARTICLE XI - INDEMNIFICATION

        The Corporation shall indemnify and hold harmless each person who is or shall have been an officer or Director of the Corporation from and against any and all claims, liabilities and expenses to which he may be or become subject, other than an action by or in the right of the Corporation, by reason of his being or having been an officer or a Director of the Corporation or by reason of his alleged acts or omissions as an officer or Director of the Corporation, and shall indemnify and reimburse each such officer and Director against and for any and all legal and other expenses reasonable incurred by him in connection with any such claims and liabilities, actual or threatened, whether or not at or prior to the time when so indemnified, held harmless and reimbursed he has ceased to be an officer or a Director of the Corporation.

        The Corporation shall similarly indemnify and hold harmless persons who serve and/or shall have served at its request as directors or officers of another organization in which the Corporation directly or indirectly owns shares or of which it is a creditor.

        Such indemnification may include payment by the Corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this Article.

        No indemnification shall be provided for any person with respect to any matter as to which such person shall have been finally adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the Corporation nor with respect to any criminal proceeding unless he had no reasonable cause to believe his conduct was unlawful; nor shall indemnification be provided wither the Corporation is required or has undertaken to submit to a court of appropriate jurisdiction the question of whether or not indemnification by it is against public policy and it has been finally adjudicated that such indemnification is against public policy; provided, however, that prior to such final adjudication, the Corporation may compromise and settle any such claims and liabilities and pay such expenses, if such settlement or payment, or both, appears, in the judgment of a majority of those members of the Board of Directors who are not directly involved in such matters, to be for the best interest of the Corporation as evidenced by a vote to that effect adopted after receipt by the Corporation or a written opinion of counsel for the Corporation that, based on the facts available to such counsel, such person has not acted in a manner that would prohibit indemnification.


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        The foregoing right of indemnification shall not be exclusive of any other rights to which any such person is entitled under any agreement, vote of the stockholders or the Board of Directors, statue, or as a matter of law, or otherwise, not shall it be construed to limit or confine in any respect the power of the Board of Directors to grant indemnify pursuant to the statues of The State of New Hampshire. The provisions of this Article are separable, and, if any provision of protion hereof shall for any reason be held inapplicable, illegal or ineffective, this shall not affect any other right of indemnification existing under this Article. As used herein, the term "person" includes his heirs, executors, administrators or other legal representatives. As used herein, the terms "Director" and "officer" include persons elected or appointed as officers by the Board of Directors, persons elected as Directors by the stockholders or by the Board of Directors, and persons who serve by vote or at the request of the Corporation as directors, officers or trustees of another organization in which the Corporation has any direct or indirect interest as a shareholder, creditor or otherwise.

                       ARTICLE XII - CERTIFICATES OF STOCK

        Each stockholder shall be entitled to a certificate representing shares of the capital stock of the Corporation owned by him, in such form as shall, in conformity to law, be prescribed from time to time by the Board of Directors. Certificates of stock shall be signed by the President and the Secretary of the Corporation and sealed with the corporate seal. In case any officer who has signed any certificate shall have ceased to be such before the certificate is issued, it may be issued by the Corporation with the same effect as if such officer had not ceased to be such at the time of its issue.

        Shares of stock of the Corporation may be transferred on the books of the Corporation by the registered owner thereof or by his duly authorized attorney by assignment thereof in writing, accompanied by delivery of the certificate. No such transfer of stock, however, shall affect the right of the Corporation to pay any dividend thereon or to treat the holder of record as the holder in fact until the transfer has been recorded upon the books of the Corporation or a new certificate has been issued to the person to whom the stock has been transferred.

        In case of the loss of a certificate, a duplicate may be issued upon such reasonable terms as the Board of Directors shall prescribe.

                  ARTICLE XIII - CLOSING OF THE TRANSFER BOOKS

        The transfer books of the Corporation may be closed for not exceeding fifteen (15) days next prior to any meeting of the stockholders, and at such other times and for such reasonable periods as may be determined by the Board of Directors.


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                      ARTICLE XIV - FIXING OF RECORD DATES

        The Board of Directors may fix in advance a date not exceeding sixty
(60) days prior to the date of (1) any meeting of the stockholders, (2) the payment of any dividend, (3) the making of any distribution to stockholders, (4) the last day upon which the consent or dissent of stockholders may be effectively expressed for any purpose or (5) delivery of evidences of rights or interests arising out of any issue, change, conversion or exchange of capital stock, as a record date for the determination of the stockholders entitled (a) to notice of and to vote at any meeting and any adjournment thereof, (b) to receive any dividend, (c) to receive any distribution to stockholders, (d) to consent or dissent for any purpose or (e) to receive delivery of evidences of rights or interests arising out of any issue, change, conversion or exchange of capital stock, and in such case only stockholders of record on such record date shall have such rights notwithstanding any transfer of stock upon the books of the Corporation after such record date.

                            ARTICLE XV - FISCAL YEAR

        The fiscal year of the Corporation shall end on the 30th day of September in each year.

                            ARTICLE XVI - AMENDMENTS

        These By-Laws may, upon notice, be altered, amended or repealed at any meeting of the stockholders by vote of the holders or a majority or more of the stock entitled to vote at such meeting. Notwithstanding the foregoing, as provided by statute, a majority of the Board of Directors may make, amend or repeal these By-Laws in whole or in part, except with respect to any provision thereof which by statue or by the Articles of Association requires action by the stockholders.